Explanatory Note:

This prospectus supplement amends and restates our prospectus supplement dated January 15, 2025 (the “Original Prospectus Supplement”) for purposes of reflecting a reduced number of ordinary shares offered and sold by the Company pursuant to the Original Prospectus Supplement after the Company and certain investors entered into a certain letter agreement to cancel an aggregate of 1,480,000 ordinary shares issued to the purchasers in the offering and refund an aggregate of $1,850,000 to the purchasers. The investors have not sold any of the 1,480,000 ordinary shares. Other than the foregoing changes, this prospectus supplement contains no changes to our Original Prospectus Supplement.

Filed pursuant to Rule 424(b)(5)
Registration No. 333-268927

Prospectus Supplement
(To Prospectus dated March 21, 2023, as amended)

ATIF HOLDINGS LIMITED

2,340,000 Ordinary Shares

We are offering 2,340,000 of our ordinary shares, par value $0.001 per share, to certain accredited investors at a price of $1.25 per share pursuant to this prospectus supplement and the accompanying prospectus.

Our ordinary shares are listed on the NASDAQ Capital Market under the symbol “ZBAI” On January 15, 2025, the closing sale price of our ordinary shares was $1.792 per share.

Investing in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 13 of the accompanying prospectus.

Neither the Securities and Exchange Commission (the “Commission” or “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about January 21, 2025, subject to customary closing conditions.

The date of this prospectus supplement is February 3, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On December 22, 2022, we filed with the SEC a registration statement on Form S-3 (File No. 333-268927), as amended, utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on March 21, 2023. Under this shelf registration process, we may, from time to time, issue up to $100 million in the aggregate of ordinary shares, preferred shares, warrants, rights and units. Approximately $97 million remains available for sale as of the date of this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this securities offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Current Report on Form 8-K into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act, into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

All references to “we,” “us,” “our,” or “Company” are to ATIF Holdings Limited (“ATIF”), a British Virgin Islands business company, and its Affiliated Entities (defined below), as the case may be. Neither ATIF nor any of its Affiliated Entities are in any way or manner related to or associated with a digital publishing company incorporated and registered in Hong Kong, Asia Times Holdings Limited. ATIF is a holding company for its operating subsidiaries. We currently do not, and we do not plan to use variable interest entities to execute our business plan or to conduct our China-based operations.

S-ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. You are cautioned not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus supplement. Each forward-looking statement speaks only as of the date this prospectus supplement or, in the case of documents incorporated by reference, the date of the applicable document (or any earlier date indicated in the statement), and except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. We qualify all such forward-looking statements by these cautionary statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section, the financial statements and the notes to the financial statements incorporated herein by reference, and the documents that we incorporate by reference herein.

Our Business

Business Overview

We are a British Virgin Islands business company. We are a business consulting company providing financial consulting services to small and medium-sized enterprises (“SMEs”) and prior to August 1, 2022, our Affiliated Entity ATIF USA, managed a private equity fund with approximately $1.3 million assets under management (“AUM”). Since our inception in 2015, the main focus of our consulting business has been providing comprehensive going public consulting services designed to help SMEs become public companies on suitable stock markets and exchanges. Our goal is to become an international financial consulting company with clients and offices throughout North America and Asia. In order to expand our business with a flexible business concept and reach our goal of high growth revenue and strong profit growth, on January 4, 2021, we opened an office in California, USA, through our wholly owned subsidiary ATIF USA. Our clients located within United States are serviced by ATIF USA. ATIF relies on a professional service team, who is rich in business consulting experiences, extensive social relations, and international integrated services, to make the IPO process as easy as possible for its clients. We operate with competitive fee schedules and in the cases of clients with attractive financial performance and/or great growth potential, we would offer the option of paying no fees upfront.

To mitigate the potential risks arising from the PRC government provision of new guidance to and restrictions on China-based companies raising capital offshore, we decided to divest our PRC subsidiaries. As of May 31, 2022, we completed the transfer of our equity interest in ATIF Limited, a Hong Kong corporation (“ATIF HK”) and Huaya Consulting (Shenzhen) Co., Ltd., corporation formed under the laws of the PRC (“Huaya”) to Mr. Pishan Chi, our former director and CEO, for no consideration.

We have primarily focused on helping clients going public on the national stock exchanges and OTC Markets in the U.S. As of the date of this annual report, we have provided financial consulting services to SMEs in the United States, Mexico, China and Hong Kong. The following table illustrates the breakdown of our total revenue, organized by customers’ locations for the years ended July 31, 2024 and 2023.

	Year ended July 31, 2024	Percentage of Total	Year ended July 31, 2023	Percentage of Total
	Revenue	revenue	Revenue	revenue
Hong Kong			600,000	24%
Mainland China
USA	620,000	100%	1,200,000	49%
Mexico			650,000	27%
Total revenue, net	$620,000	100%	2,450,000	100%

Recent Developments

Share Cancellation

On February 3, 2025, the Company and certain investors (the “Purchasers”) party to a certain securities purchase agreement dated January 15, 2025 (the “SPA”) entered into a certain letter agreement to cancel an aggregate of 1,480,000 ordinary shares issued to the Purchasers pursuant to the SPA in exchange for the refund of an aggregate of $1,850,000 to the Purchasers.

Corporate Information

Our principal executive office is located at 25391 Commercentre Dr., Ste 200, Lake Forest, CA 92630. Our telephone number at that address is 308-888-8888. Our company website is https://ir.atifus.com. Our NASDAQ symbol is ZBAI, and we make our SEC filings available on the Investor Relations page of our website, https://ir.atifus.com. Information contained on our website is not part of this prospectus.

The Offering

Issuer:	ATIF Holdings Limited

Ordinary shares offered by us pursuant to this prospectus supplement:	2,340,000 ordinary shares

Offering Price:	$1.25 per ordinary share

ordinary shares issued and outstanding before this offering:	11,917,452

ordinary shares issued and outstanding immediately after this offering (1):	14,257,452

Use of proceeds:	We estimate the net proceeds to us from this offering will be approximately $2.9 million after deducting the estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-6 of this prospectus supplement.

Transfer agent and registrar:	Transhare Corporation

Risk factors:	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our ordinary shares, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement, on page 13 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

NASDAQ Capital Market Symbol:	“ZBAI”

(1)	The number of our ordinary shares issued and outstanding immediately after this offering is based on 11,917,452 ordinary shares issued and outstanding as of January 15, 2025 and 2,340,000 ordinary shares to be issued in this offering.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our ordinary shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

You should also carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 10-K, filed on November 13, 2024, together with all other information contained or incorporated by reference in this prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision.

Risk Relating to this Offering

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and the NASDAQ, with which a private company is not required to comply. Complying with these laws, rules and regulations occupies a significant amount of the time of our Board of Directors and management and significantly increases our costs and expenses. Among other things, we must:

●	maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	comply with rules and regulations promulgated by the NASDAQ;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our ordinary shares;

●	involve and retain to a greater degree outside counsel and accountants in the above activities;

●	maintain a comprehensive internal audit function; and

●	maintain an investor relations function.

Future sales of our ordinary shares, whether by us or our shareholders, could cause our share price to decline

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ordinary shares in the public market, the trading price of our ordinary shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell of our ordinary shares could also depress the market price of our ordinary shares. A decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional of our ordinary shares or other equity securities. In addition, the issuance and sale by us of additional of our ordinary shares or securities convertible into or exercisable for our ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

Securities analysts may not cover our ordinary shares and this may have a negative impact on the market price of our ordinary shares

The trading market for our ordinary shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our ordinary shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our ordinary shares, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our ordinary shares could decrease and we could lose visibility in the financial markets, which could cause our share price and trading volume to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances

We may in the future issue additional of our ordinary shares or other securities convertible into or exchangeable for of our ordinary shares. We cannot assure you that we will be able to sell of our ordinary shares or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional of our ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per share in this offering.

Risk Relating to Our ordinary shares

If we fail to comply with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

On November 26, 2024, the Company received a notification letter from the Nasdaq Listing Qualifications Staff of The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that the minimum bid price per share for its ordinary shares has been below $1.00 for a period of 30 consecutive business days and the Company therefore no longer meets the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until April 14, 2025, to regain compliance.

On January 15, 2025, the Company received a notification letter from Nasdaq stating that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2) and this matter is now closed.

If the Company fails to maintain compliance with other listing rules in the future, we could be subject to suspension and delisting proceedings. If our securities lose their status on The NASDAQ Capital Market, our securities would likely trade in the over-the-counter market. If our securities were to trade on the over-the-counter market, selling our securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our securities, further limiting the liquidity of our securities. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. Such delisting from The NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

Techniques employed by short sellers may drive down the market price of our ordinary shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We may in the future be, the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our ordinary shares and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our ordinary shares could be greatly reduced or rendered worthless.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $2.9 million, after deducting the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

DIVIDEND POLICY

While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments.

CAPITALIZATION

The following table sets forth our capitalization as of October 31, 2024:

●	on an actual basis;

●	on a pro forma basis to give effect to the issuance and sale of 2,340,000 ordinary shares after deducting expenses and estimated offering expenses payable by us;

	As of October 31, 2024
	Actual	Pro Forma
	US$	US$
Cash and cash equivalents	$457,764	$3,382,764
Total liabilities	$886,838	$886,838
Shareholders’ equity:
Ordinary shares, $0.001 par value; 100,000,000,000 shares authorized, 11,917,452 shares issued and outstanding at October 31, 2024	$11,917	$14,257
Additional paid in capital	$36,210,985	$39,133,645
Accumulated deficit	$(31,225,222)	$(31,225,222)
Accumulated other comprehensive income
Total shareholders’ equity	$4,997,680	$7,922,680
Non-controlling interests
Total capitalization*	$5,884,518	$8,809,518

*	Total capitalization=Total liabilities and equity plus Non-controlling interests

The above discussion and table are based on 11,917,452 ordinary shares outstanding as of October 31, 2024.

To the extent that we grant additional options or other awards under our share incentive plan or issue additional warrants and/or ordinary shares in the future, there may be further dilution.

DILUTION

If you invest in our ordinary shares, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our ordinary shares after this offering.

Our net tangible book value on October 31, 2024, was approximately $5.0 million, or $0.42 per ordinary share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares issued and outstanding.

After giving effect to the issuance of our ordinary shares of approximately $2.9 million in this offering at an offering price of $1.25 per ordinary share, and after deducting the estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of October 31, 2024 would have been approximately $7.9 million, or approximately $0.55 per ordinary share. This represents an immediate increase of net tangible book value of $0.14 per share to our existing shareholders and an immediate decrease in net tangible book value of $0.7 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Offering price per ordinary share	$1.25
Net tangible book value per ordinary share as of October 31, 2024	$0.42
Increase in net tangible book value per ordinary share attributable to existing investors	$0.14

Net tangible book value per ordinary share after giving effect to this offering	$0.55

Decrease per ordinary share to new investors	$0.7

The above discussion and table are based on 11,917,452 ordinary shares outstanding as of October 31, 2024.

To the extent that we grant additional options or other awards under our share incentive plan or issue additional warrants and/or ordinary shares in the future, there may be further dilution.

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

We are offering 2,340,000 of our ordinary shares pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our ordinary shares are described under the caption “Descriptions of Share Capital” beginning on page 16 of the accompanying prospectus.

PLAN OF DISTRIBUTION

We negotiated the price for the securities offered in this offering with the investors. The factors considered in determining the price included the recent market price of our ordinary shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We entered into securities purchase agreements directly with investors on January 15, 2025, and we will only sell to investors who have entered into a securities purchase agreements.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about January 21, 2025, subject to customary closing conditions.

After deducting our estimated offering expenses, we expect the net proceeds from this offering to be approximately $2.9 million.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Transhare Corporation, with a mailing address of 17755 North US Highway 19, Suite 140, Clearwater, FL 33764.

Listing

Our ordinary shares are listed on the NASDAQ Capital Market under the trading symbol “ZBAI.”

LEGAL MATTERS

Certain legal matters governed by the laws of the BVI with respect to the validity of the offered securities will be opined upon for us by Ogier. Certain legal matters governed by the laws of New York will be passed upon for us by Hunter Taubman Fischer & Li, LLC, New York, New York.

EXPERTS

The audited financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the years ended July 31, 2024 and 2023 have been so incorporated in reliance on the reports of ZH CPA, LLC, the Company’s independent registered public accounting firm, and its authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC under the Exchange Act:

●	the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2024, filed with the SEC on November 13, 2024;

●	the Company’s Quarterly Report on Form 10-Q, as amended, for the period ended October 31, 2024, filed with the SEC on December 19, 2024;

●	the Company’s Current Reports on Form 8-K, as amended, filed with the SEC on September 25, 2024, November 27, 2024, December 17, 2024, January 7, 2025, January 21, 2025 and January 23, 2025; and

●	the description of our ordinary shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-38876) filed with the SEC on April 18, 2019, including any amendment and report subsequently filed for the purpose of updating that description.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the filing date of the registration statement of which this prospectus supplement is a part and prior to effectiveness of that registration statement. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 25391 Commercentre Dr., Ste 200, Lake Forest, CA 92630, Attention: Jun Liu, 308-888-8888.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at https://ir.atifus.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI as an BVI business company limited by shares. We incorporated in the BVI because of certain benefits associated with being a BVI company such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, BVI has a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in the U.S. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to Ogier, our local BVI counsel, , it is uncertain that British Virgin Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier has informed us that there is uncertainty with regard to British Virgin Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature. As of the date hereof, no treaty or other form of reciprocity exists among the BVI, Hong Kong, and China governing the recognition and enforcement of judgments.

BVI counsel further advised that although there is no statutory enforcement in the BVI of judgments obtained in the United States, Hong Kong, or China, a judgment obtained in such jurisdictions will be recognized and enforced in the courts of the BVI at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Commercial Division of the Eastern Caribbean Supreme Court in the f BVI, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the BVI.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PROSPECTUS

$100,000,000

ATIF Holdings Limited

Ordinary Shares

Preferred shares

Warrants

Rights

Units

ATIF Holdings Limited, a British Virgin Islands corporation (“ATIF BVI”), may from time to time, in one or more offerings at prices and on terms that ATIF BVI may determine at the time of each offering, sell ordinary shares, preferred shares, warrants to purchase ordinary shares, rights to purchase ordinary shares, or a combination of these securities, or units composed of any combination of our ordinary shares, preferred shares, rights and warrants, for an aggregate initial offering price of up to $100,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time ATIF BVI offers and sells securities, ATIF BVI will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

ATIF BVI’s ordinary shares, par value US$0.001 per share (“ordinary shares”) are listed on the Nasdaq Capital Market under the symbol “ATIF.” On February 9, 2023, the closing price of ATIF BVI’s ordinary shares was $2.57 per share. As of the date of this prospectus, none of the other securities that ATIF BVI may offer by this prospectus is listed on any national securities exchange or automated quotation system.

As of December 5, 2022, the aggregate market value of ATIF BVI’s outstanding ordinary  shares held by non-affiliates is approximately $6,246,622, based on 9,627,452 ordinary shares issued and outstanding as of December 5, 2022, of which 4,359,122 shares were held by non-affiliates, and based on the closing price of our ordinary shares of $1.433 per share on December 5, 2022. ATIF BVI has not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

The securities offered by this prospectus involve a high degree of risks. ATIF BVI is a holding company incorporated in British Virgin Islands. As a holding company with no material operations of its own, ATIF BVI conducts a substantial amount of its operations through its subsidiaries in U.S. We conduct our operations in the U.S. through our 100% ownership interest in ATIF USA, a California corporation and 76.6% limited partnership interest in ATIF-1, L.P., a Delaware limited partnership. ATIF USA also holds a 100% membership interest in ATIF-1 GP, LLC, a Delaware Limited Liability Company.

Our ordinary shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines that it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 Determination Report to the contrary. Our independent registered public accounting firm is headquartered in Denver, Colorado and has been inspected by the PCAOB on a regular basis and as such, it is not affected by or subject to the PCAOB’s Determination Report. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA and AHFCAA and/or PCAOB may consider the need to issue new determinations consistent with the HFCAA and Rule 6100.

ATIF BVI is a holding company incorporated in British Virgin Islands. You will be purchasing the ordinary shares of ATIF BVI, the holding company with U.S. and offshore subsidiaries and affiliates pursuant to this registration statement. You are not directly investing in any of our Affiliated Entities. “ATIF USA” means ATIF Inc., a California corporation and a wholly-owned subsidiary of ATIF BVI. “ATIF Investment” shall hereinafter refer to ATIF Investment Limited, a BVI company and wholly-owned subsidiary of ATIF BVI. “ATIF LP” shall hereinafter refer to ATIF -1, L.P., a Delaware limited partnership and majority-owned subsidiary of ATIF BVI. “ATIF BD” shall hereinafter refer to ATIF BD LLC, a California limited liability company and wholly-owned subsidiary of ATIF USA. ATIF Business Consulting LLC, a California limited liability company (“ATIF Consulting”) is a wholly-owned subsidiary of ATIF USA. ATIF Business Management LLC, a California limited liability company (“ATIF Management”), is a wholly-owned subsidiary of ATIF USA. All references to the “we,” “us,” “our,” “Company,” “Group,” “registrant” or similar terms used in this registration statement refer to ATIF BVI, ATIF USA, ATIF Investment, ATIF LP, ATIF Consulting, ATIF Management, and ATIF BD, unless the context otherwise indicates. “Affiliated Entities” shall refer to the ATIF USA, ATIF Consulting, ATIF Management, ATIF Investment, ATIF LP, and ATIF BD.

Following the relocation of our headquarters and the termination of the VIE agreements on January 4, 2021, along with the transfer of equity interest in Huaya on May 31, 2022, we currently do not have any significant operation in China and Hong Kong. See “The Company – Recent Development” on page 2. Our customers are primarily located in the U.S., Mexico, mainland China and Hong Kong. With respect to our China and Hong Kong-based clients, we believe those clients are subject to legal and operational risks associated with having a significant portion of their operations in mainland China and Hong Kong, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, and changes in Chinese laws and regulations. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. On December 28, 2021, thirteen governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that an online platform operator, which possesses personal information of at least one million users, must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. As advised by our PRC counsel, Yuan Tai Law Offices, we do not believe that we are subject to the cybersecurity review by the CAC. In addition, as of the date of this prospectus, we have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor have we received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. As of the date of this prospectus, no relevant laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities for our overseas listing or securities offering plan, nor have we (including any of our subsidiaries) received any inquiry, notice, warning or sanctions regarding our planned offering of securities from the CSRC or any other PRC governmental authorities. See “Risk Factors – Changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC” on page 14. Also as of the date of this prospectus, we do not believe we are in a monopolistic position in the business consultancy industry. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operations, the ability of our Chinese clients to accept foreign investments and list on a U.S. or non-Chinese exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that would require our clients or any of their subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. These risks could result in a material change in our services for the China and Hong Kong-based clients and potentially the value of our securities being registered herein for sale. The CSRC regulatory risks could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Under our current corporate structure, to fund any liquidity requirements an entity in our corporate group may have, an Affiliated Entity may rely on dividend payments from ATIF BVI and ATIF BVI may receive distributions or cash transfers from an Affiliated Entity. Additionally, the transfer of funds and assets between ATIF BVI and the Affiliated Entities is not subject to any Chinese currency exchange restrictions. As of the date of this prospectus, none of ATIF BVI’s subsidiaries has made any dividends or distributions to ATIF BVI and nor has ATIF BVI made any dividends or distributions to its shareholders or subsidiaries. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate any cash dividends will be paid in the foreseeable future. If ATIF BVI determines to pay dividends on any of its Ordinary Shares in the future, as a holding company, it may derive funds for such distribution from its own cash position or contributions from its subsidiaries. As of the date of this prospectus, no transfer of non-cash assets has occurred between ATIF BVI and any of its subsidiaries. Since our inception in 2015, no transfers, dividends, or distributions to ATIF BVI’s shareholders have been made. ATIF BVI and its subsidiaries have made transfers of cash to meet the respective entities’ working capital requirements. As of July 31, 2022, ATIF BVI transferred and lent ATIF HK and ATIF USA $8,068,243.47 and $1,200,000, respectively. As of July 31, 2022 ATIF HK transferred and lent Huaya $640,964.92.. As of the date of this prospectus, neither ATIF BVI nor its subsidiaries has a cash management policy.  See “The Company- Cash Distribution” on page 4 and “Summary Consolidate Financial Date” on page 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ATIF BVI may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. ATIF BVI can sell the securities through agents, underwriters, or dealers only with the delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated      , 2023

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that ATIF BVI filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf registration process, ATIF BVI may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of $100,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time ATIF BVI sells securities, ATIF BVI will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that ATIF BVI make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find Additional Information” before buying any securities in this offering.

Other Pertinent Information

ATIF BVI is a holding company incorporated in British Virgin Islands. You will be purchasing the ordinary shares of ATIF BVI, the holding company with U.S. and offshore subsidiaries and affiliates pursuant to this registration statement. You are not directly investing in any of our Affiliated Entities.

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“ATIF BVI” shall hereinafter refer to ATIF Holdings Limited, a British Virgin Islands corporation.

●	“ATIF USA” shall hereinafter refer to ATIF Inc., a California corporation and a wholly-owned subsidiary of ATIF BVI.

●	“ATIF Investment” shall hereinafter refer to ATIF Investment Limited, a BVI company and a wholly-owned subsidiary of ATIF BVI.

●	“ATIF LP” shall hereinafter refer to ATIF -1, L.P., a Delaware limited partnership and a majority-owned subsidiary of ATIF BVI.

●	“ATIF BD” shall hereinafter refer to ATIF BD LLC, a California limited liability company and a wholly-owned subsidiary of ATIF USA.

●	“ATIF Consulting” shall hereinafter refer to ATIF Business Consulting LLC, a California LLC and a wholly-owned subsidiary of ATIF USA.

●	“ATIF Management” shall hereinafter refer to ATIF Business Management LLC, a California LLC and wholly-owned subsidiary of ATIF USA.

●	“we,” “us,” “Company,” “Group,” or the “registrant” or similar terms used in this registration statement refer to ATIF BVI, ATIF USA, ATIF Investment, ATIF LP, ATIF Consulting, ATIF Management, and ATIF BD, unless the context otherwise indicates.

●	“Affiliated Entities” shall refer to the ATIF USA, ATIF Consulting, ATIF Management, ATIF Investment, ATIF LP, and ATIF BD.

●	“China” or “PRC” are to the People’s Republic of China, including Hong Kong and Macau; however the only time such jurisdictions are not included in the definition of PRC and China is when we reference to the specific laws that have been adopted by the PRC. The same legal and operational risks associated with operations in China also apply to operations in Hong Kong. The term “Chinese” has a correlative meaning for the purpose of this prospectus;

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets, or future development and/or otherwise are not statements of historical fact.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates, and opinions on the date the statements are made and ATIF BVI undertakes no obligation to update forward-looking statements if these beliefs, estimates, and opinions or other circumstances should change, except as may be required by applicable law. Although ATIF BVI believes that the expectations reflected in the forward-looking statements are reasonable, ATIF BVI cannot guarantee future results, levels of activity, performance, or achievements.

THE COMPANY

Overview

We are a British Virgin Islands business company. We are a business consulting company providing financial consulting services to small and medium-sized enterprises (“SMEs”) and prior to August 1, 2022, our Affiliated Entity ATIF USA, managed a private equity fund with approximately $1.3 million assets under management (“AUM”). Since our inception in 2015, the main focus of our consulting business has been providing comprehensive going public consulting services designed to help SMEs become public companies on suitable stock markets and exchanges. Our goal is to become an international financial consulting company with clients and offices throughout North America and Asia. In order to expand our business with a flexible business concept and reach our goal of high growth revenue and strong profit growth, on January 4, 2021, we opened an office in California, USA, through our wholly owned subsidiary ATIF USA. Our clients located within United States are serviced by ATIF USA. ATIF BVI relies on a professional service team, who is rich in business consulting experiences, extensive social relations, and international integrated services, to make the IPO process as easy as possible for its clients. We operate with competitive fee schedules and in the cases of clients with attractive financial performance and/or great growth potential, we would offer the option of paying no fees upfront.

To mitigate the potential risks arising from the PRC government provision of new guidance to and restrictions on China-based companies raising capital offshore, we decided to divest our PRC subsidiaries. As of May 31, 2022, we completed the transfer of our equity interest in ATIF Limited, a Hong Kong corporation (“ATIF HK”) and Huaya Consulting (Shenzhen) Co., Ltd., corporation formed under the laws of the PRC (“Huaya”) to Mr. Pishan Chi, our former director and CEO, for no consideration.

We have primarily focused on helping clients going public on the national stock exchanges and OTC Markets in the U.S. As of the date of this prospectus, we have provided financial consulting services to SMEs in the United States, Mexico, China and Hong Kong. The following table illustrates the breakdown of our total revenue, organized by customers’ locations for the year ended  July 31, 2022 and three months ended October 30, 2022.

	Year ended July 31, 2022	Percentage of Total	Three months ended October 30, 2022	Percentage of Total
	Revenue	revenue	Revenue	revenue
Hong Kong	497,594	29.8%	-	-
Mainland China	1,128,508	67.7%	-	-
USA	41,208	2.5%	300,000	100%
Total revenue, net	$1,667,310	100.00%	$300,000	100.00%

Recent Developments

On January 4, 2021, we announced the relocation of our operating headquarter to California, USA, through our wholly owned subsidiary ATIF USA. As part of this relocation, we transitioned our services from the variable interest entity (“VIE”), Qianhai Asia Times (Shenzhen) International Financial Services Co., Ltd. (“Qianhai”), to ATIF USA and Huaya by terminating the VIE agreements between the Company and Qianhai on February 3, 2021. We did this to simplify the management chain and improve management control, with the goal of lowering costs. We believe that this streamlined management model and strategic partnership strategy is in line with the current fast-changing and competitive business environment and will provide us with strong growth capability. The termination of the VIE agreement with Qianhai did not adversely affect Huaya, our business, financial condition, and results of operations.

On January 14, 2021, the Company entered into the sales and purchase agreement (the “Sales and Purchase Agreement”) with the majority shareholders of Leaping Group Co., Ltd. (“LGC”) consisting of Jiang Bo, Jiang Tao and Wang Di (collectively the “LGC Buyers”) to sell our 51.2% equity interest in LGC. Pursuant to the Sales and Purchase Agreement, the Company sold 10,217,230 ordinary shares of LGC in exchange for (i) 5,555,548 ordinary shares of the Company owned by the LGC Buyers, and (ii) a cash payment of US$2,300,000 payable by January 14, 2023 at an interest rate of 10% per annum. As of the date of this prospectus, the 5,555,548 ordinary shares owned by the LGC Buyers have been returned to the Company and the $2.3 million cash payment has not yet been received from the LGC Buyers. The Company recognized an estimated loss of approximately $6.1 million from this transaction, which were reflected in the pro forma financial information as included in the Company’s form 6-K as filed with SEC on February 4, 2021, and was recognized in the audited financial statements and included in our annual report for the year ended July 3, 2022.

As a result of termination of the VIE agreements and sale of all our equity interests in LGC, we currently do not have a VIE structure.

On February 16, 2021, we established ATIF-1, LP (“ATIF LP”) as a private equity fund, with ATIF USA as the investment manager and ATIF-1 GP, LLC (“ATIF GP”), a Delaware limited liability company, as the general partner of ATIF LP. As of July 31, 2022, we own a 76.6% interest in ATIF LP as a limited partner. As of July 31, 2022, ATIF LP had approximately $1.3 million assets under management (“AUM”). ATIF GP’s investment strategy involves directional long and short investments in equity securities, primarily issued by large cap U.S. companies, and American Depositary Receipts (“ADRs”) related to Chinese companies of various sizes, including private companies. Due to significant volatility in stock market, the private equity fund lost $1.5 million in fiscal year 2022 as compared to gain $0.2 million in fiscal year 2021. On August 1, 2022, ATIF USA entered into and closed a sales and purchase agreement (the “ATIF GP Agreement”) with Asia Time (HK) International Finance Service Limited (the “Buyer”) pursuant to which ATIF USA sold all of its membership interests in ATIF GP to the Buyer for cash consideration of US$50,000. Upon the closing of the Agreement on August 1, 2022, ATIF GP is no longer our subsidiary and ATIF USA ceased to be the investment manager of ATIF LP.

On August 23, 2021, we completed a one (1) for five (5) reverse stock split of our issued and outstanding ordinary shares.

On December 22, 2021, we established ATIF BD which is engaged in consultancy and information technology support services.

On April 25, 2022, we established ATIF Investment which is engaged in consultancy and information technology support services.

On May 31, 2022, we completed the transfer of our equity interest in ATIF HK and Huaya to Mr. Pishan Chi, our former director and CEO, for no consideration. The transfer of equity interest was to mitigate the potential risks arising from the PRC government provision of new guidance to and restrictions on China-based companies raising capital offshore.

On October 6, 2022, we established ATIF Consulting which is engaged in IPO consulting services in North America.

On October 7, 2022, we established ATIF Management which plans to provide comprehensive services, such as investors’ relationships and secretarial services in North America in future.

Corporate Structure

The following diagram illustrates our current corporate structure:

Competitive Strengths

We believe that the following strengths enable us to stand out in the financial service industry and differentiate us from our competitors:

Experienced and Highly Qualified Team

We have a highly qualified professional service team with extensive experience in going public consulting services. Our professional team members have an average of five years of experience in their respective fields of international finance, capital market, cross-border and domestic listing services, and marketing. The majority of the members of our team previously worked in the technology or finance industries. We highly value members of our qualified professional team and are on the constant lookout for new talents to join our team.

Recognition and Reputation Achieved from Our Previous Success

Since our inception in 2015, we have successfully helped eight clients to be quoted on the U.S. OTC markets and one client listed on the U.S Nasdaq market, respectively. We believe we are one of the few going public consulting service providers that possess the necessary resources and expertise to provide comprehensive personalized one-stop going public consulting services to clients.

Long-Term Cooperation Relationship with Third-Party Professional Providers

We have established long-term professional relationships with a group of well-known third-party professional providers both domestically and in the U.S., such as investment banks, certified public accounting firms, law firms, and investor relations agencies, whose services and support are necessary for us to provide high-quality one-stop going public consulting service to our clients. It took us years of hard work to demonstrate to these professional organizations that we are a worthy partner capable of providing high-quality professional services that conforms to their high standards. As a result, our clients are able to gain direct access to and obtain high-quality professional services from our third-party professional providers.

Cash Distribution

Under our current corporate structure, to fund any liquidity requirements an entity in our corporate group may have, an Affiliated Entity may rely on dividend payments from ATIF BVI and ATIF BVI may receive distributions or cash transfers from an Affiliated Entity. As of the date of this prospectus, there are no currency exchange restrictions or limitations imposed on the transfer of capital within our corporate structure, except that the transfers are subject to money laundering and anti-corruption rules and regulations. However, there is no guarantee that the applicable government will not promulgate new laws or regulations that may impose such restrictions on currency exchanges in the future. As of the date of this prospectus, no transfer of non-cash assets has occurred between ATIF BVI and any of its subsidiaries. The following table illustrates the breakdown of our cash transfer within our organization as of July 31, 2021:

Lender	Borrower	Amount Due
ATIF BVI	ATIF HK	$8,068,243.47
ATIF BVI	ATIF USA	$300,000.00
ATIF HK	VIE	$521,266.84
ATIF HK	Huaya	$322,202.19

The following table illustrates the breakdown of our cash transfer within our organization  as of the day of the year ended July 31, 2022:

Lender	Borrower	Amount Due
ATIF BVI	ATIF HK	$8,278,243.47
ATIF BVI	ATIF USA	$1,200,000.00
ATIF HK	VIE	$-
ATIF HK	Huaya	$640,964.92

Following the completion of the transfer of equity interest in ATIF HK and termination of VIE structure, the Company doesn’t have any interest or obligation in relation to the outstanding loan between ATIF HK, VIE and Huaya.

As of the date of this prospectus, neither ATIF BVI nor its subsidiaries has a cash management policy. None of ATIF BVI’s subsidiaries has ever paid dividends, made distributions, transferred cash or other assets by kind to ATIF BVI or its shareholders directly or indirectly. The current laws and regulations of the PRC on currency exchange requires registration with or approval from the SAFE for conversion of RMB into foreign currency and remission out of mainland China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. However, there is no assurance that the Chinese government will not, in the future, intervene or impose restrictions or limitations on the Company’s ability to generate income out of mainland China and Hong Kong. Also ATIF BVI has not made any distributions or paid dividends to its shareholders, including U.S. investors, as of the date of this prospectus.

As of the date of this prospectus, none of the Affiliate Entities has made any dividends or distributions to ATIF BVI, nor has ATIF BVI made any dividends or distributions to its shareholders. We intend to keep any future earnings to re-invest in and finance the expansion of our business on global platform. If ATIF BVI determines to pay dividends on any of its Ordinary Shares in the future, as a holding company, it may derive funds for such distribution from its own cash position or contributions from its subsidiaries.

Employees

As of the year ended July 31, 2022, we had eleven (11) full-time employees with ten (10) in the Unites States and one (1) in China. Majority of our key-employees are located in U.S. with only our chief financial officer/director being located in China. Jun Liu, our chief executive officer and director, is located in United States. With respect to our Board of Directors, one director is based in the U.S., one independent director in United Kingdom, and two of our independent directors and one director in China.

COVID-19 Impact

The COVID-19 pandemic has resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans, intended to control the spread of the virus. Even though the COVID-19 situation is now normalizing internationally, we are continuing to assess our business plans and the impact COVID-19 may have on our ability to provide financial consulting services to SMEs and to the SMEs’ businesses, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-19 or its consequences, including downturns in business sentiment generally or in our sector in particular. In addition, no assurance can be given that there would not be a future outbreak of COVID-19 which may result in additional quarantine and other measures taken to try to prevent the spread of COVID-19, which may materially and adversely affect our financial condition and results of operations.

Recent Regulatory Development

We are subject to a wide variety of complex laws and regulations in the United States and other jurisdictions in which we operate. The laws and regulations govern many issues related to our business practices, including those regarding consumer protection, worker classification, wage and hour, sick pay and leaves of absence, anti-discrimination and harassment, whistleblower protections, background checks, privacy, data security, intellectual property, health and safety, environmental, competition, fees and payments, pricing, product liability and disclosures, property damage, communications, employee benefits, taxation, unionization and collective bargaining, contracts, arbitration agreements, class action waivers, terms of service, and accessibility of our website.

These laws and regulations are constantly evolving and may be interpreted, applied, created, superseded, or amended in a manner that could harm our business. These changes may occur immediately or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies, such as federal, state and local administrative agencies. As we expand our business into new markets or introduce new features or offerings into existing markets, regulatory bodies or courts may claim that we are subject to additional requirements, or that we are prohibited from conducting business in certain jurisdictions. This section summarizes the principal regulations applicable to our business.

Regulation on Intellectual Property Rights

Regulations on trademarks

The Trademark Law of the People’s Republic of China was adopted at the 24th meeting of the Standing Committee of the Fifth National People’s Congress on August 23, 1982. Three amendments were made on February 22, 1993, October 27, 2001, and August 30, 2013, respectively. The last amendment was implemented on May 1, 2014. The regulations on the implementation of the trademark law of the People’s Republic of China were promulgated by the State Council of the People’s Republic of China on August 3, 2002, and took effect on September 15, 2002. It was revised on April 29, 2014 and April 23, 2019. The PRC Trademark Office under the State Administration of Market Regulation handles trademark registrations and grants a term of 10 years to registered trademarks and another 10 years if requested upon expiration of the first or any renewed 10-year term. Trademark license agreements must be filed with the PRC Trademark Office for record. The PRC Trademark Law has adopted a “first-to-file” principle with respect to trademark registration. Where a trademark to be registered is identical or similar to another trademark which has already been registered or been subject to a preliminary examination and approval for use on the same kind of or similar goods or services, the application for registration of such trademark may be rejected. Any person applying for the registration of a trademark may not prejudice the existing right first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “sufficient degree of reputation” through such party’s use. After receiving an application, the PRC Trademark Office will make a public announcement if the relevant trademark passes the preliminary examination. During the three months after this public announcement, any person entitled to prior rights and any interested party may file an objection against the trademark. The PRC Trademark Office’s decisions on rejection, objection, or cancellation of an application may be appealed to the PRC Trademark Review and Adjudication Board, whose decision may be further appealed through judicial proceedings. If no objection is filed within three months after the public announcement or if the objection has been overruled, the PRC Trademark Office will approve the registration and issue a registration certificate, at which point the trademark is deemed to be registered and will be effective for a renewable 10-year period, unless otherwise revoked. For licensed use of a registered trademark, the licensor shall file record of the licensing with the PRC Trademark Office, and the licensing shall be published by the PRC Trademark Office. Failure of the licensing of a registered trademark shall not be contested against a good faith third party. For a detailed description of our trademark registrations, please refer to “—Intellectual Property.”

Regulations on domain names

In accordance with the Measures for the Administration of Internet Domain Names, which was promulgated by the Ministry of Industry and Information Technology (the “MIIT”) on August 24, 2017 and came into effect on November 1, 2017, the Implementing Rules of China Internet Network Information Center on Domain Name Registration, which was promulgated by China Internet Network Information Center (the “CNNIC”) on May 28, 2012 and came into effect on May 29, 2012, and the Measures of the China Internet Network Information Center on Domain Name Dispute Resolution, which was promulgated by CNNIC on September 1, 2014 and came into effect on the same date, domain name registrations are handled through domain name service agencies established under relevant regulations, and an applicant becomes a domain name holder upon successful registration, and domain name disputes shall be submitted to an organization authorized by CNNIC for resolution. Besides, the MIIT is in charge of the administration of PRC internet domain names. The domain name registration follows a first-to-file principle. Applicants for registration of domain names shall provide true, accurate, and complete information of their identities to domain name registration service institutions. In accordance with the Notice from the Ministry of Industry and Information Technology on Regulating the Use of Domain Names in Internet Information Services, which was promulgated by the MIIT on November 27, 2017 and came into effect on January 1, 2018, Internet access service providers shall verify the identity of each Internet information service provider, and shall not provide services to any Internet information service provider which fails to provide real identity information. The applicant will become the holder of such domain names upon completion of the registration procedure. As of July 31, 2020, we had completed registration of five domain names, “ipoex.com,” “chinacnnm.com,” “atifchina.com,” “atifus.com,” and “dpoex.com,” in the PRC and became the legal holder of such domain names.

PRC Laws and Regulations Relating to Foreign Exchange

General administration of foreign exchange

The principal regulations governing foreign currency exchange in China are the Administrative Regulations on Foreign Exchange of the People’s Republic of China, which was promulgated by the State Council on January 29, 1996, which took effect on April 1, 1996 and was subsequently amended on January 14, 1997 and August 5, 2008, and the Administrative Regulations on Foreign Exchange Settlement, Sales and Payment which was promulgated by the People’s Bank of China, or the PBOC, on June 20, 1996 and took effect on July 1, 1996 (the “Foreign Exchange Regulations”). Under these regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the SAFE, by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital account items such as the repayment of foreign currency-denominated loans, direct investment overseas and investments in securities or derivative products outside of the PRC.

Circular No. 75, Circular No. 37, and Circular No. 13

Circular 37 was released by SAFE on July 4, 2014, and abolished Circular 75 which had been in effect since November 1, 2005. Pursuant to Circular 37, a PRC resident should apply to SAFE for foreign exchange registration of overseas investments prior to the establishment or control of an offshore special purpose vehicle, or SPV, using his or her legitimate domestic or offshore assets or interests. SPVs are offshore enterprises directly established or indirectly controlled by domestic residents for the purpose of investment and financing by utilizing domestic or offshore assets or interests they legally hold. Following any significant change in a registered offshore SPV, such as capital increase, reduction, equity transfer or swap, consolidation or division involving domestic resident individuals, the domestic individuals shall amend the registration with SAFE. Where an SPV intends to repatriate funds raised after completion of offshore financing to the PRC, it shall comply with relevant PRC regulations on foreign investment and foreign debt management. A foreign-invested enterprise established through return investment shall complete relevant foreign exchange registration formalities in accordance with the prevailing foreign exchange administration regulations on foreign direct investment and truthfully disclose information on the actual controller of its shareholders.

If any shareholder who is a PRC resident (as determined by Circular 37) holds any interest in an offshore SPV and fails to fulfil the required foreign exchange registration with the local SAFE branches, the PRC subsidiaries of that offshore SPV may be prohibited from distributing their profits and dividends to their offshore parent company or from carrying out other subsequent cross-border foreign exchange activities. The offshore SPV may also be restricted in its ability to contribute additional capital to its PRC subsidiaries. Where a domestic resident fails to complete relevant foreign exchange registration as required, fails to truthfully disclose information on the actual controller of the enterprise involved in the return investment or otherwise makes false statements, the foreign exchange control authority may order them to take remedial actions, issue a warning, and impose a fine of less than RMB300,000 (approximately $43,000) on an institution or less than RMB50,000 (approximately $7,300) on an individual.

Circular 13 was issued by SAFE on February 13, 2015, and became effective on June 1, 2015. Pursuant to Circular 13, a domestic resident who makes a capital contribution to an SPV using his or her legitimate domestic or offshore assets or interests is no longer required to apply to SAFE for foreign exchange registration of his or her overseas investments. Instead, he or she shall register with a bank in the place where the assets or interests of the domestic enterprise in which he or she has interests are located if the domestic resident individually seeks to make a capital contribution to the SPV using his or her legitimate domestic assets or interests; or he or she shall register with a local bank at his or her permanent residence if the domestic resident individually seeks to make a capital contribution to the SPV using his or her legitimate offshore assets or interests. The qualified bank will directly examine the applications and accept registrations under the supervision of SAFE.

As of the date of this prospectus, some of our PRC shareholders have not completed registrations in accordance with Circular 37. The failure of such PRC shareholders to comply with the registration procedures may subject each of the shareholders to warnings and fines. If the registration formalities cannot be processed retrospectively, then the repatriation of the financing funds, profits, or any other interests of those PRC shareholders obtained through special purpose vehicles, for use in China, would be prohibited.

Permissions from the PRC Authorities to Issue Our Ordinary Shares to Foreign Investors

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. As advised by our PRC counsel, Yuan Tai Law Offices, as of the date of the registration statement, we are not directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve the large-scale collection of user data, implicate cybersecurity, or involve any other type of restricted industry.

As of the date of the registration statement, none of our subsidiaries is currently required to obtain regulatory approvals or permissions from the CSRC, the CAC, or any other relevant PRC regulatory authorities for their business operations, our offering (including the sales of securities to foreign investors) and our listing in the U.S. under any existing PRC law, regulations or rules, nor we have received any inquiry, notice, warning, sanctions or regulatory objection to our business operations, our offering and listing in the U.S. from the CSRC, the CAC, or other PRC regulatory authorities.

On November 14, 2021, CAC released the Regulations on Network Data Security (draft for public comments) and accepted public comments until December 13, 2021. The draft Regulations on Network Data Security provide that data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing data. If a data processor that processes personal data of more than one million users intends to list overseas, it shall apply for a cybersecurity review. In addition, data processors that process important data or are listed overseas shall carry out an annual data security assessment on their own or by engaging a data security services institution, and the data security assessment report for the prior year should be submitted to the local cyberspace affairs administration department before January 31 of each year. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and took effect on February 15, 2022, which iterates that any “online platform operator” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. As advised by our PRC counsel, Yuan Tai Law Offices, we are not an “operator of critical information infrastructure” or “large-scale data processor” as mentioned above.  However, PRC regulations relating to personal information protection and data protection, it has been clarified in the relevant provision that the processing of PRC individual’s personal information outside China will also under the jurisdiction of the PRC Personal Information Protection Law and if data processing outside China harms the national security, public interests or the rights and interests of citizens or organizations of the PRC, legal responsibilities will also be investigated. In addition, neither the Company nor its subsidiaries is an operator of any “critical information infrastructure” as defined under the PRC Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure. However, Measures for Cybersecurity Review (2021 version) was recently adopted and the Network Internet Data Protection Draft Regulations (draft for comments) is in the process of being formulated and the Opinions remain unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities.

There remains uncertainties as to when the final measures will be issued and take effect, how they will be enacted, interpreted or implemented, and whether they will affect us. If we inadvertently conclude that the Measures for Cybersecurity Review (2021 version) do not apply to us, or applicable laws, regulations, or interpretations change and it is determined in the future that the Measures for Cybersecurity Review (2021 version) become applicable to us, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices. We may incur substantial costs in complying with the Measures for Cybersecurity Review (2021 version), which could result in material adverse changes in our business operations and financial position. If we are not able to fully comply with the Measures for Cybersecurity Review (2021 version), our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and our securities may significantly decline in value or become worthless.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures,” collectively with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”). The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas markets. Among other things, if a domestic enterprise intends to conduct any follow-on offering in an overseas market, the record-filing obligation is with a major operating entity incorporated in the PRC and such filing obligation shall be completed within three working days after the completion of the offering. The required filing materials shall include but not limited to: filing report and relevant commitments and domestic legal opinions. The Draft Rules Regarding Overseas Listing, if enacted, may subject us to additional compliance requirement in the future. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless.

As further advised by our PRC counsel, as of the date of the registration statement, no effective laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for our overseas listing or securities offering plans, nor has our Company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our overseas listing and offering of securities from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on us. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our Company, or any of our subsidiaries to obtain regulatory approval from Chinese authorities before conducting securities offerings in the U.S. Even though, we have terminated our VIE structure, we cannot rule out the possibility that the formal regulation will require the companies listed which have/had PRC interests to submit registration or filings to CSRC retrospectively. If any of our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from PRC authorities to conduct securities offerings in the U.S., our ability to conduct our business may be materially impacted, we will not be able to continue listing on any U.S. exchange, continue to offer securities to investors, the interest of the investors may be materially adversely affected and our ordinary shares may significantly decrease in value or become worthless.

Laws and Regulations Relating to Employment and Social Welfare in the U.S. and PRC

U.S. Labor and Employment Laws

Various federal and state labor laws govern our relationship with our employees and affect operating costs. These laws include minimum wage requirements, overtime pay, unemployment tax rates, workers’ compensation rates, citizenship requirements and sales taxes. Additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits such as those to be imposed by recently enacted legislation in California, increased tax reporting and tax payment requirements for employees who receive gratuities, or a reduction in the number of states that allow tips to be credited toward minimum wage requirements could harm our operating results.

The Federal Americans with Disabilities Act prohibits discrimination on the basis of disability in public accommodations and employment. Although our office is designed to be accessible to the disabled, we could be required to make modifications to our office to provide service to, or make reasonable accommodations for, disabled persons.

Labor Law of the PRC

Pursuant to the Labor Law of the PRC, which was promulgated by the Standing Committee of the NPC on July 5, 1994, with an effective date of January 1, 1995, and was last amended on December 29, 2018, and the Labor Contract Law of the PRC, which was promulgated on June 29, 2007, became effective on January 1, 2008, and was last amended on December 28, 2012, with the amendments coming into effect on July 1, 2013, enterprises and institutions shall ensure the safety and hygiene of a workplace, strictly comply with applicable rules and standards on workplace safety and hygiene in China, and educate employees on such rules and standards. Furthermore, employers and employees shall enter into written employment contracts to establish their employment relationships. Employers are required to inform their employees about their job responsibilities, working conditions, occupational hazards, remuneration, and other matters with which the employees may be concerned. Employers shall pay remuneration to employees on time and in full accordance with the commitments set forth in their employment contracts and with the relevant PRC laws and regulations. Until May 31, 2022, before we transfer all our equity interest in Huaya, Huaya has entered into written employment contracts with all its employees and performed its obligations required under the relevant PRC laws and regulations.

PRC Social Insurance and Housing Fund

As required under the Regulation of Insurance for Labor Injury implemented on January 1, 2004, and amended in 2010, the Provisional Measures for Maternity Insurance of Employees of Corporations implemented on January 1, 1995, the Decisions on the Establishment of a Unified Program for Pension Insurance of the State Council issued on July 16, 1997, the Decisions on the Establishment of the Medical Insurance Program for Urban Workers of the State Council promulgated on December 14, 1998, the Unemployment Insurance Measures promulgated on January 22, 1999, the Interim Regulations Concerning the Collection and Payment of Social Insurance Premiums implemented on January 22, 1999, and the Social Insurance Law of the PRC, which was promulgated by the Standing Committee of the NPC on October 28, 2010, became effective on July 1, 2011, and last amended on December 29, 2018, employers in the PRC shall provide their employees with welfare schemes covering basic pension insurance, basic medical insurance, unemployment insurance, maternity insurance, and occupational injury insurance. Huaya has deposited the social insurance fees in full for all the employees in compliance with the relevant regulations since June 2019 to May 31,2022.

In accordance with the Regulations on Management of Housing Provident Fund, which were promulgated by the State Council on April 3, 1999, and last amended on March 24, 2019, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employer and employee are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time.

U.S. Data Protection and Privacy Laws

California has several laws protecting the literary works read by California residents. The California Reader Privacy Act protects information about the books California residents read from electronic services. Such information cannot be disclosed except pursuant to an individual’s affirmative consent, a warrant or court order with limited exceptions, such as imminent danger of serious injury. California Education Code Section 99122 requires for-profit postsecondary educational institutions to post a social media privacy policy on their website.

The Digital Millennium Copyright Act (DMCA) provides relief for claims of circumvention of copyright protected technologies and includes a safe harbor intended to reduce the liability of online service providers for hosting, listing, or linking to third-party content that infringes copyrights of others.

The Communications Decency Act provides that online service providers will not be considered the publisher or speaker of content provided by others, such as individuals who post content on an online service provider’s website.

The California Consumer Privacy Act (CCPA), which went into effect on January 1, 2020, provides consumers the right to know what personal data companies collect, how it is used, and the right to access, delete, and opt out of the sale of their personal information to third parties. It also expands the definition of personal information and gives consumers increased privacy rights and protections for that information. The CCPA also includes special requirements for California consumers under the age of 16.

The California Privacy Rights Act (CPRA), Virginia Consumer Data Protection Act (CDPA) and Colorado Privacy Act (CPA) all will come into effect on January 1, 2023. These laws provide consumers with the right to know what personal data companies collect, how it is used, and the right to access, delete, and opt out of the sale of their personal information to third parties. The CPRA also includes special requirements for California consumers under the age of 16.

The Holding Foreign Companies Accountable Act

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (“HFCAA”) requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. On December 18, 2020, the Holding Foreign Companies Accountable Act or HFCAA was signed into law. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which became law in December 2020 and prohibits foreign companies from listing their securities on U.S. exchanges if the company has been unavailable for PCAOB inspection or investigation for three consecutive years. As a result of the HFCAA, trading in ATIF BVI’s securities may be prohibited if the PCAOB determines that it cannot inspect or fully investigate ATIF BVI’s auditor. Furthermore, in June 2021, the Senate passed the AHFCAA, which was signed into law on December 29, 2022, reducing the time period for delisting of foreign companies under the HFCAA to two consecutive years, instead of three years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China and Hong Kong. Our independent registered public accounting firm is headquartered in Denver, Colorado, and has been inspected by the PCAOB on a regular basis and as such, it is not affected by or subject to the PCAOB’s 2021 Determination Report. On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in China and Hong Kong, jointly agreeing on the need for a framework. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 Determination Report to the contrary. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA and AHFCAA and/or PCAOB may consider the need to issue new determinations consistent with the HFCAA and Rule 6100.

The recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of British Virgin Islands because there are certain benefits associated with being a British Virgin Islands business company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control of currency exchange control or currency restriction and the availability of professional and support services. The British Virgin Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States.

A significant portion of our customers are located in China and Hong Kong. In addition, three out of our five directors are nationals or residents of PRC and all or a significant portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Ogier, our counsel with respect to the laws of the British Virgin Islands, and Yuan Tai Law Offices, our counsel with respect to PRC law, have advised us that there is uncertainty as to whether the courts of the British Virgin Islands or PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has further advised us that there is currently no statutory enforcement or treaty between the United States and the British Virgin Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Commercial Division of the Eastern Caribbean Supreme Court in the British Virgin Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the British Virgin Islands. Furthermore, it is uncertain that British Virgin Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier has informed us that there is uncertainty with regard to British Virgin Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature.

Yuan Tai Law Offices has advised us that there is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized or enforced by the PRC courts, and there is doubt as to whether the PRC courts will enter judgments in original actions brought in the PRC courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the PRC courts under the common law as long as it is established that the PRC courts have jurisdiction over the judgment debtor. However, the PRC courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of PRC; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the PRC Courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities law which permit punitive damages against us and our directors or executive officers, we are unaware of any decision by the PRC courts which has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in PRC.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following historical statements of operations for the fiscal years ended July 31, 2021 and 2022, and balance sheet data as of July 31, 2021 and 2022, which have been derived from our audited financial statements for those periods. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus.

Selected Balance Sheet Information

	As of July 31, 2022	As of July 31, 2021
Total current assets	$5,992,460	$9,847,280
Total non-current assets	2,144,495	1,550,483
Total Assets	8,136,955	11,397,763
Total current liabilities	2,799,099	1,326,608
Total Liabilities	3,784,348	1,713,915
Total ATIF Holdings Limited Stockholders’ Equity	4,352,607	9,683,848

Selected Statements of Operations Information

	YEAR ENDED JULY 31,
	2022	2021

Revenues	$1,667,310	$936,935
Gross profit	1,007,310	936,935
Total operating expenses	3,220,890	3,358,849
(Loss) income from operations	(2,213,580)	(2,421,914)
Income (loss) before income tax	(3,371,099)	(2,374,350)
Net (loss) income	(3,371,099)	(9,000,248)

Consolidated Balance Sheets Information

	As of July 31, 2021
	Parent	Subsidiaries	WFOE	The VIE	Elimination	Total
	US$	US$	US$	US$	US$	US$
Cash and cash equivalents	416,364	5,111,018	69,358	—	—	5,596,740
Due from buyers of Leaping Group	2,300,000	—	—	—	—	2,300,000
Amount due from the subsidiaries	4,943,698	—	976,792	—	(5,920,490)	-
Total current assets	9,275,022	5,428,861	1,063,887	—	(5,920,490)	9,847,280
Investment in subsidiaries	13,849	—	—	—	(13,849)	-
Total non-current assets	615,450	878,414	70,468	—	(13,849)	1,550,483
Total assets	9,890,472	6,307,275	1,134,355	—	(5,934,339)	11,397,763
Amounts due to the parent company and its subsidiaries	—	5,920,490	—	—	(5,920,490)	—
Total current liabilities	327,433	6,535,959	383,706	—	(5,920,490)	1,326,608
Total non-current liabilities	—	387,307	—	—	—	387,307
Total liabilities	327,433	6,923,266	383,706	—	(5,920,490)	1,713,915
Total shareholders’ equity	9,563,039	(615,991)	750,649	—	(13,849)	9,683,848
Total liabilities and shareholders’ equity	9,890,472	6,307,275	1,134,355	—	(5,934,339)	11,397,763

Following the termination of the VIE Agreement on February 3, 2021, we do not have a VIE structure and therefore these financial statement do not include the year ended July 31, 2022.

Consolidated Statements of Operations Information

	For the year ended July 31, 2021
	Parent	Subsidiaries	WFOE	The VIE	Elimination	Total
	US$	US$	US$	US$	US$	US$
Total revenues	45,160	109,529	465,057	380,954	(63,765)	936,935
Total operating expenses	(1,743,356)	(980,450)	(314,331)	(384,477)	63,765	(3,358,849)
Net loss from discontinued operations	(6,625,898)	-	-	-	-	(6,625,898)
Share of loss of subsidiaries and VIE	(1,084,544)	-	-	-	1,084,544	-
Net loss	(9,000,248)	(703,886)	(380,658)	-	1,084,544	(9,000,248)

Following the termination of the VIE Agreement on February 3, 2021, we do not have a VIE structure and therefore these financial statement do not include the year ended July 31, 2022.

Consolidated Cash Flows Information

	For the year ended July 31, 2021
	Parent	Subsidiaries	WFOE	The VIE	Elimination	Total
	US$	US$	US$	US$	US$	US$
Net cash (used in) provided by operating activities	(2,342,167)	(27,971)	109,357	(286,657)	-	(2,547,438)
Net cash (used in) provided by investing activities	(3,190,977)	1,124,357	-	-	2,810,000	743,380
Net cash provided by financing activities	3,535,000	6,110,000	-	-	(2,810,000)	6,835,000

Following the termination of the VIE Agreement on February 3, 2021, we do not have a VIE structure and therefore these financial statement do not include the year ended July 31, 2022.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus. Additionally you should also consider the risks set forth below.

We depend heavily on a limited number of clients.

We have derived, and believe that we will continue to derive, a significant portion of our revenue from a limited number of clients for which we perform large projects. In addition, revenue from a large client may constitute a significant portion of our total revenue in any particular quarter. The loss of any of our large clients for any reason, including as a result of the acquisition of that client by another entity, our failure to meet that client’s expectations, the client’s decision to reduce spending on projects, or failure to collect amounts owed to us from our client could have a material adverse effect on our business, financial condition and results of operations.

We rely on information management systems and any damage, interruption or compromise of our information management systems or data could disrupt and harm our business.

We rely upon information technology systems and networks, some of which are managed by third parties, to process, transmit, and store electronic information in connection with the operation of our business. Additionally, we collect and store data that is sensitive to our company. Operating these information technology systems and networks and processing and maintaining this data, in a secure manner, are critical to our business operations and strategy. Our information management systems and the data contained therein may be vulnerable to damage, including interruption due to power loss, system and network failures, operator negligence and similar causes.

The techniques used to obtain unauthorized access, disable or degrade service or sabotage systems are constantly evolving and often are not recognized until launched against a target, or even some time after. We may be unable to anticipate these techniques, implement adequate preventative measures or remediate any intrusion on a timely or effective basis even if our security measures are appropriate, reasonable, and/or comply with applicable legal requirements. Certain efforts may be state-sponsored and supported by significant financial and technological resources, making them even more sophisticated and difficult to detect. Insider or employee cyber and security threats are also a significant concern for all companies, including ours. Given the unpredictability of the timing, nature and scope of such disruptions, we could potentially be subject to production downtimes, operational delays, other detrimental impacts on our operations or ability to provide products and services to our customers, the compromising, misappropriation, destruction or corruption of data, security breaches, other manipulation or improper use of our systems or networks, financial losses from remedial actions, loss of business or potential liability, and/or damage to our reputation, any of which could have a material adverse effect on our competitive position, results of operations, cash flows or financial condition. Any significant compromise of our information management systems or data could impede or interrupt our business operations and may result in negative consequences including loss of revenue, fines, penalties, litigation, reputational damage, inability to accurately and/or timely complete required filings with government entities including the SEC and the Internal Revenue Service, unavailability or disclosure of confidential information (including personal information) and negative impact on our stock price.

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and growth.

We do not know whether we will be able to continue successfully implementing our business strategy or whether our business strategy will ultimately be successful. In assessing our ability to meet these challenges, a potential investor should take into account our lack of operating history, our management’s relative inexperience, the competitive conditions existing in our industry and general economic conditions. Our growth is largely dependent on our ability to successfully implement our business strategy. Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to a business strategy that ultimately proves unsuccessful.

Our service offerings may not be accepted.

We constantly seek to modify our service offerings to the marketplace. As is typically the case evolving service offerings, anticipation of demand and market acceptance are subject to a high level of uncertainty. The success of our service offerings primarily depends on the interest of our customers. In general, achieving market acceptance for our services will require substantial marketing efforts and the expenditure of significant funds, which we may not have available, to create awareness and demand among customers.

These risks could materially affect our business, results of operation or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations.

A significant portion of our clients are currently located in mainland China and Hong Kong and we derive a substantial part of our revenue from mainland China and Hong Kong. Accordingly, our business, financial condition, results of operations, and prospects may be influenced, to a significant degree, by political, economic, and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, including the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a significant portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industries by imposing regulatory guidance or policies. The Chinese government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policies, and providing preferential treatment to particular industries or companies. See “ The Company – Recent Regulatory Development” on page 5.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government, or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, reduce demand for our services, and weaken our competitive position. The Chinese government has implemented various measures to encourage economic growth and guided the allocation of various types of resources. Some of these measures may benefit the overall Chinese economy, but others may have a negative effect on our operations.

In reliance on the advice of Yuan Tai Law Offices, as of the date of this prospectus, we believe that we are not required to obtain any additional material permissions or approvals for our current business operations in mainland China and nor do we need any additional permission or approval to offer, sell or issue our securities being registered herein to non-Chinese investors, but there is no guarantee that the Chinese authorities will not change their policy in future.

The legal system in the PRC is not as developed as in some other jurisdictions, such as the U.S. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and the enforcement of these laws, regulations and rules involves uncertainties. Uncertainties arising from the legal system in China, including uncertainties regarding the interpretation and enforcement of PRC laws and the possibility that regulations and rules can change quickly with little advance notice, could hinder our ability to offer or continue to offer our securities, result in a material adverse change to our client’s business operations and our ability to provide them services, which could materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

In addition we are also subject to the risks and uncertainties about any future actions of the PRC government. If any future actions of the PRC government result in a material change in our operations, and the value of our securities may depreciate significantly or become worthless.

The Chinese government exerts substantial influence over the manner in which we conduct our business  activities in PRC.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulations and state ownership. Our ability and our PRC clients’ ability to conduct business in China may be harmed by changes in its laws and regulations, including those relating to taxation, property and other matters, which could result in a material change in our operations, our PRC clients’ operations and the value of the securities we are registering. The central or local governments of these jurisdictions may impose new and restrictive regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China, and result in a material change in our operations and/or that of our clients.

For example, the Chinese cybersecurity regulator announced on July 2, 2021, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that Didi Global Inc.’s application be removed from all the smartphone application stores in China.

Given the example of Didi Global Inc. and recent statements of by the Chinese government indicating an intent to exert more oversight and control overseas offerings and foreign investments in Chinese companies, our Chinese clients’ business may be subject to various government and regulatory interference once our Chinese clients’ shares are listed on a US stock exchange and such regulatory actions could significantly limit or completely hinder our ability to offer or continue to offer our services to our clients in China and directly impact our revenue.

Although we are currently not required to obtain any permission from any PRC government to conduct business in China, it will remain uncertain when and whether we will be required to obtain any permission from the PRC government to provide services to Chinese companies, and even when we obtain such permission in accordance with the new rules and regulations, it will be unclear whether such permission will be rescinded or revoked at some point in time.

Changes in the policies of the PRC government could have a significant impact upon our ability to generate revenue from the PRC.

Currently, a significant portion of our clients operate and generate their revenue in the PRC. Accordingly, economic, political and legal developments in the PRC will significantly impact our customers’ business, financial condition, results of operations and prospects. Policies of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. As a result of our customers’ business operation, our ability to conduct a profitable business in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor have we received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures.

We have been closely monitoring China's regulatory developments regarding any approvals from the CSRC, the CAC, or other PRC regulatory authorities required for our business operations. However, significant uncertainty remains about enacting, interpreting, and implementing regulatory requirements related to overseas securities offerings and other capital markets activities. The PRC government may take actions to exert more oversight and control over offerings by China-based issuers conducted overseas and/or foreign investment in such companies, which could significantly limit or ultimately hinder our ability to offer or continue to offer services to companies looking to get listed outside China and which might impact our revenue. If it is determined in the future that the approval or permissions of the CSRC, the CAC, or any other regulatory authority is required for the business operations and if we do not receive or maintain the approvals or permissions, or if we inadvertently conclude that such approvals or permissions are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approvals or permissions in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, or take other actions prohibited from engaging in a relevant business or conducting any offering. These risks could result in a material adverse change in our operations, significantly impact our revenue or ultimately hinder our ability to offer or continue to offer securities to investors, or cause such securities to decline in value or become worthless.

In light of recent events indicating greater oversight by the CAC over data security, we may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, our listing on the Nasdaq Capital Market, financial condition, results of operations, and the offering.

The Chinese regulatory requirements with respect to cybersecurity and data privacy are constantly evolving and can be subject to varying interpretations, and significant changes, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with the PRC cybersecurity and data privacy requirements in a timely manner, or at all, may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations, among other things. The Chinese Cybersecurity Law, which was adopted by the National People’s Congress on November 7, 2016 and came into force on June 1, 2017, provide that personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and the Cybersecurity Review Measures which became effective on February 15, 2022, provided that if a critical information infrastructure operator purchases internet products and services that affect or may affect national security, it should be subject to cybersecurity review by the CAC. Due to the lack of further interpretations, the exact scope of what constitute a “CIIO” remains unclear. Further, the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws.

On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law, which took effect on September 1, 2021. The Data Security Law requires that data shall not be collected by theft or other illegal means, and also provides for a data classification and hierarchical protection system. The data classification and hierarchical protection system puts data into different groups according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations in case the data is falsified, damaged, disclosed, illegally obtained or illegally used. In addition, on December 28, 2021, a total of thirteen governmental departments of the PRC, including the PRC State Internet Information Office, issued the Measures of Cybersecurity Review, according to which, a cybersecurity review is conducted by the CAC, to assess potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Measures of Cybersecurity Review further, if effective, would require that critical information infrastructure operators and services and data processing operators that possess personal data of at least one (1) million users must apply for a review by the Cybersecurity Review Office of PRC, if they plan to conduct securities listings on foreign exchanges. In addition to the new Measures of Cybersecurity Review, it also remains uncertain whether any future regulatory changes would impose additional restrictions on companies like us.

As of the date of this prospectus, we have not received any notice from any authorities identifying us as a CIIO or requiring us to undertake a cybersecurity review by the CAC. Further, we have not been subject to any penalties, fines, suspensions, investigations from any competent authorities for violation of the regulations or policies that have been issued by the CAC to date. As advised by our PRC counsel, Yuan Tai Law Offices, since we are not an “operator of critical information infrastructure” or “large-scale data processor,” we are therefore not covered under the CAC security assessment.

However, it remains uncertain as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we expect to take all reasonable measures and actions to comply therewith. However, we cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and we will not be subject to the cybersecurity review by the CAC or designated as a CIIO. We may experience disruptions to our operations should we be required to have a cybersecurity review by the CAC. Any cybersecurity review could also result in uncertainty to our Nasdaq listing, future offerings, negative impacts on our share trading prices and diversion of our managerial and financial resources.

We may face negative tax implications due to the termination of the VIE structure.

We have terminated the VIE structure to mitigate the potential risks arising from the PRC government provision of new guidance to and restrictions on China-based companies raising capital offshore and currently have no VIE structure in the corporate group. However, if the relevant PRC tax authority determines that the Exclusive Service Agreement under the terminated VIE arrangements had no reasonable business purpose and involved unreasonable transfer pricing, there might be potential tax liabilities on ATIF BVI. According to the provision under the PRC Enterprise Income Tax Law, if the business transactions between related parties do not comply with principle of independent transaction and reduce the taxable income or income, the tax authorities are entitled to make an adjustment by using a reasonable method. Therefore, we cannot provide any assurance that there is no retrospective tax or other liabilities or consequences on us due to the winding-up of the VIE structure.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include, among other things, repayment of debt, repurchases of ordinary shares, capital expenditures, the financing of possible acquisitions or business expansions, increasing our working capital and the financing of ongoing operating expenses and overhead.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We may offer, from time to time, our ordinary shares, preferred shares, warrants to purchase ordinary shares, rights to purchase ordinary shares or a combination of these securities, or units consisting of a combination of any or all of these securities, in amounts we will determine from time to time, under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. See “Description of Shares ,” “Description of Warrants,” “Description of Rights,” and “Description of Units,” below. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	Designation or classification;

●	Aggregate principal amount or aggregate offering price;

●	Rates and times of payment of interest or dividends, if any;

●	Redemption, conversion or sinking fund terms, if any;

●	Voting or other rights, if any;

●	Conversion prices, if any; and

●	Important federal income tax considerations.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

DESCRIPTION OF SHARES

We are a British Virgin Islands company with limited liability and our affairs are governed by our amended and restated memorandum and articles of association, as amended and restated from time to time, and the BVI Business Companies Act of 2004, as amended, which is referred to as the BVI Act below, and the common law of the British Virgin Islands.

We are authorized to issue up to 100,000,000,000 ordinary shares and Class A preferred shares, with a par value of $0.001 each. As of the date of this prospectus, there are 9,627,452 ordinary shares issued and outstanding. There are no Class A preferred shares outstanding. The following are summaries of material provisions of our current amended and restated memorandum and articles of association which are currently effective and the BVI Act insofar as they relate to the material terms of our ordinary shares. You should read the forms of our current memorandum and articles of association, which was filed as an exhibit to our current report on Form 6-K filed with the commission on September 8, 2021. For information on how to obtain copies of our current memorandum and articles of association, see “Where You Can Find Additional Information.”

Ordinary Shares

General

All of our issued ordinary shares are fully paid and non-assessable. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our ordinary shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Under the BVI Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. If  (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

Distributions

Shareholders holding ordinary shares in the Company are entitled to receive a pro rata share of such dividends as may be declared by our board of directors subject to the BVI Act and the memorandum and articles of association.

Voting rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the memorandum and articles of association. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each share that such shareholder holds.

Election of directors

BVI law permits cumulative voting for the election of directors only if expressly authorized in the memorandum and articles of association. There is nothing under BVI law which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors. Our memorandum and articles of association do not provide for cumulative voting for elections of directors.

Meetings

Under our memorandum and articles of association, a copy of the notice of any meeting of shareholders shall be given in writing not less than seven (7) days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of our outstanding voting shares. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the shares entitled to vote on the matters to be considered at the meeting have agreed to short notice of the meeting, or if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than one-third of the issued shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the common shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one (1) hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board is not present then the members present shall choose a shareholder to act to chair the meeting of the shareholders. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy shall preside as chairman, failing which the oldest individual member or member representative shall take the chair.

A corporation that is a shareholder shall be deemed for the purpose of our memorandum and articles of association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Protection of minority shareholders

British Virgin Islands law permits a minority shareholder to commence a derivative action in our name, or an unfair prejudice claim, or seek a restraining or compliance order, as appropriate, to challenge, for example (1) an act which is ultra vires or illegal, (2) an act which is likely to be oppressive, unfairly discriminatory or unfairly prejudicial to a shareholder, (3) an act which constitutes an infringement of individual rights of shareholders, such as the right to vote, (4) conduct of the Company or a director which contravenes the BVI Act or our memorandum and articles of association or (5) an irregularity in the passing of a resolution which requires a majority of the shareholders.

Pre-emptive rights

Our memorandum and articles of association dis-apply the pre-emptive rights provisions of the BVI Act and do not provide for any other pre-emptive rights. Accordingly, there are no pre-emptive rights applicable to the issue by us of new shares.

Transfer of shares

Subject to the restrictions in our memorandum and articles of association, and applicable securities laws, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form, or in any other form which our directors may approve, or, in the case of listed shares, in any manner permitted by and in accordance with the rules of the relevant exchange.

Liquidation

As permitted by the BVI Act and our memorandum and articles of association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors or resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We also may be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among the shareholders.

Calls on ordinary shares and forfeiture of ordinary shares

Our board of directors may, on the terms established at the time of the issuance of such ordinary shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least fourteen (14) days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of shares

Subject to the provisions of the BVI Act, we may issue ordinary shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our memorandum and articles of association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities may be listed.

Modifications of class rights

If at any time, the Company is authorized to issue more than one (1) class of ordinary shares, all or any of the rights attached to any class of ordinary shares may be amended only with the consent in writing of or by a resolution passed at a meeting of not less than fifty percent (50%) of the shares of the class to be affected.

Changes in the number of ordinary shares we are authorized to issue and those in issue

We may from time to time by resolution of our board of directors, subject to our memorandum and articles of association:

●	amend our memorandum and articles of association to increase or decrease the maximum number of ordinary shares we are authorized to issue;

●	divide our authorized and issued ordinary shares into a larger number of shares;

●	combine our authorized and issued ordinary shares into a smaller number of shares; and

●	create new classes of shares with preferences to be determined by resolution of the board of directors to amend the memorandum and articles of association to create new classes of shares with such preferences at the time of authorization.

Inspection of books and records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.

A member of the Company is also entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) the register of members, (iii) the register of directors, and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document specified in (ii) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find More Information.” Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional shares

Our memorandum and articles of association authorizes our board of directors to issue additional shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Preferred Shares

Our memorandum and articles of association authorizes the creation and issuance without shareholder approval preferred shares up to the maximum number of authorized but unissued shares, divided into a single class, Class A preferred shares, with such designation, rights and preferences as may be determined by a resolution of our board of directors to amend the memorandum and articles of association to create such designations, rights and preferences. Under BVI law, all shares of a single class must be issued with the same rights and obligations. No preferred shares are currently issued or outstanding. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights, which could adversely affect the voting power or other rights of the holders of ordinary shares. The preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we may do so in the future.

The rights of preferred shareholders, once the preferred shares are in issue, may only be amended by a resolution to amend our memorandum and articles of association provided such amendment is also approved by a separate resolution of a majority of the votes of preferred shareholders who being so entitled attend and vote at the class meeting of the relevant preferred class. If our preferred shareholders want us to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least thirty percent (30%) of the voting rights in respect of the matter (or class) for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above thirty percent (30%).

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and similar arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 et seq. of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies (the “surviving company”) and a consolidation means the uniting of two or more constituent companies into a new company (the “consolidated company”). The procedure for a merger or consolidation between the company and another company (which need not be a BVI company, and which may be the company’s parent or subsidiary, but need not be) is set out in the BVI Act. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders voting at a quorate meeting of shareholders or by written resolution of the shareholders of the BVI company or BVI companies which are to merge. While a director may vote on the plan of merger or consolidation, or any other matter, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, if required, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands. The merger or consolidation is effective on the date that the articles of merger or consolidation are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

As soon as a merger or consolidation becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger or consolidation by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar of Corporate Affairs shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation. If the directors determine it to be in the best interests of the company, it is also possible for a merger or consolidation to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the BVI Act.

A shareholder may dissent from (a) a merger if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than fifty percent (50%) in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of ten percent (10%), or fewer of the issued shares of the company required by the holders of ninety percent (90%), or more of the shares of the company pursuant to the terms of the BVI Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court (each, an Action). A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from an Action must object in writing to the Action before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within twenty (20) days who gave written objection. Such objection shall include a statement that the member proposes to demand payment for his or her shares if the Action is taken. These shareholders then have twenty (20) days to give to the company their written election in the form specified by the BVI Act to dissent from the Action, provided that in the case of a merger, the twenty (20) days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven (7) days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company shall make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have thirty (30) days to agree upon the price. If the company and a shareholder fail to agree on the price within the thirty (30) days, then the company and the shareholder shall, within twenty (20) days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our memorandum and articles of association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The BVI Court may only grant permission to bring a derivative action where the following circumstances apply:

●	the company does not intend to bring, diligently continue or defend or discontinue proceedings; and

●	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

●	whether the shareholder is acting in good faith;

●	whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;

●	whether the action is likely to proceed;

●	the costs of the proceedings; and

●	whether an alternative remedy is available.

Restraining or compliance order

If a BVI company or a director of a BVI company engages in, proposes to engage in or has engaged in, conduct that contravenes the BVI Act or the memorandum or articles of the company, the Court may, on the application of a shareholder of the company pursuant to Section 184B of the BVI Act, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes, the BVI Act or the company's memorandum or articles.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition the BVI Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended), for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

Our memorandum and articles of association provide that, subject to certain limitations, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-takeover provisions in our Memorandum and Articles of Association

Some provisions of our articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable. Under the BVI Act there are no provisions which specifically prevent the issuance of preferred shares or any such other ‘poison pill’ measures. The memorandum and articles of association of the company also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of ordinary shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors, in the exercise of their powers granted to them under our memorandum and articles of association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe fiduciary duties to the company both at common law and under statute including, among others, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our memorandum and articles of association. The directors owe their duties to the company itself as distinct body rather than to the shareholders of the company (either collectively or individually) so, where there has been a breach of fiduciary duty by a director, it would typically be for the company to raise proceedings against the director for the breach. Only in special circumstances would the directors of a company become subject to a fiduciary duty to the shareholders of the company such that a shareholder would be able to raise proceedings against the director.

Pursuant to the BVI Act and our memorandum and articles of association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the company at a meeting may also be taken by a resolution of members consented to in writing.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and memorandum and articles of association allow our shareholders holding thirty percent (30%) or more of the votes of the outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under BVI law to hold shareholders’ annual general meetings, but our memorandum and articles of association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under British Virgin Islands law, our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors can be removed from office, with or without cause, by a resolution of shareholders. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three (3) years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned fifteen percent (15%) or more of the target’s outstanding voting shares within the past three (3) years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute and our memorandum and articles of association does not expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding one hundred percent (100%) of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of the shareholders or a resolution of the directors, provided that the directors have made a declaration of solvency that the company is able to discharge its debts as they fall due and that the value of the company’s assets exceed its liabilities.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class. For these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with our memorandum and articles of association be effected by resolution of directors without shareholder approval.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our memorandum and articles of association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase ordinary shares, preferred shares, rights or units representing a combination thereof. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	The title of the warrants;

●	The total number of warrants;

●	The price or prices at which the warrants will be issued;

●	The price or prices at which the warrants may be exercised;

●	The currency or currencies that investors may use to pay for the warrants;

●	The date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	Whether the warrants will be issued in registered form or bearer form;

●	Information with respect to book-entry procedures, if any;

●	If applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	If applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	If applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	If applicable, a discussion of material United States federal income tax considerations;

●	If applicable, the terms of redemption of the warrants;

●	The identity of the warrant agent, if any;

●	The procedures and conditions relating to the exercise of the warrants; and

●	Any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for ordinary shares will not have any rights of holders of ordinary shares and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our ordinary shares, preferred shares, rights and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Share,” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Transhare Corporation, Bayside Center 1, 17755 US Highway 19 N, Suite 140, Clearwater FL 33764, and its telephone number is (303) 662-1112.

NASDAQ Capital Market Listing

Our ordinary shares is listed on the NASDAQ Capital Market under the symbol “ATIF.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending, or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions, or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters, or dealers to solicit offers from certain types of institutions to purchase securities at the offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization, and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our ordinary shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing, or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

We are being represented by Sichenzia Ross Ference LLP with respect to legal matters of United States federal securities law and New York State law. Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, and certain other legal matters as to British Virgin Islands law will be passed upon for us by Ogier. Legal matters as to the PRC law will be passed upon for us by Yuan Tai Law Offices. The legality of the securities for any underwriters, dealers, or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

ZH CPA, LLC. (“ZH CPA”), an independent registered public accounting firm, audited our financial statements for the fiscal years ended July 31, 2021 and 2022 included in our Annual Report on Form 10-K for the year ended July 31, 2022, as set forth in their report included therein, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on ZH CPA’s report, given on their authority as experts in accounting and auditing.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 10-K for the fiscal year ended July 31, 2022, in our Quarterly Report on Form 10-Q for the three months ended October 31, 2022 filed under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since July 31, 2022.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly, and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov; you can also find our filings on our company website: www.ir.atifchina.com.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them under certain conditions, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any information that we file subsequent to this prospectus with the SEC will automatically update and supersede this information. The documents we are incorporating by reference are as follows:

(a)	our Annual Report for the year ended July 31, 2022 on Form 10-K filed on November 2, 2022;

(b)	our Quarterly Report on Form 10-Q for the three months ended October 31,2022 filed on December 15, 2022;

(c)	the description of the ordinary shares, $0.001 par value per share, contained in our registration statement on Form 8-A filed with the Commission on April 18, 2019 pursuant to Section 12(b) of the Exchange Act and all amendments or reports filed by us for the purpose of updating those descriptions.

All documents filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the initial filing date of this prospectus, through the date declared effective, until the termination of the offering of securities contemplated by this prospectus shall be deemed to be incorporated by reference into this prospectus. These documents that we file later with the SEC and that are incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We will provide to any person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (excluding exhibits, unless the exhibits are specifically incorporated), at no cost to the requesting party, upon request to us in writing or by telephone using the following information:

ATIF HOLDINGS LIMITED

25391 Commercentre Dr., Ste 200,

Lake Forest, CA 92630

Attn: Mr. Jun Liu

308-888-8888

2,340,000 ordinary shares

ATIF HOLDINGS LIMITED

Prospectus Supplement

February 3, 2025